Exhibit 32.2

Certification of Periodic Financial Report by the Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Solely for the purposes of complying with 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, the undersigned Chief Financial Officer of Maxwell Technologies, Inc. (the “Company”), hereby certify, based on my knowledge, that the quarterly report on Form 10-Q of the Company for the quarter ended September 30, 2004 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 9, 2004	/s/ Tesfaye Hailemichael
Vice President, Finance, Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)